SIDLEY AUSTIN LLP 2001 ROSS AVENUE SUITE 3600 DALLAS, TX 75201 +1 214 981 3300 +1 214 981 3400 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

July 25, 2016

Eagle Materials Inc.

3811 Turtle Creek Boulevard

Suite 1100

Dallas, Texas 75219

Re:	Post-Effective Amendment to Registration Statement on Form S-3 (File No. 333-206222)

Ladies and Gentlemen:

We refer to the Post-Effective Amendment (the “Amendment”) to the Registration Statement (File No. 333-206222) on Form S-3 (as amended by the Amendment, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), being filed on the date hereof by Eagle Materials Inc., a Delaware corporation (the “Company”), and the wholly-owned direct or indirect subsidiaries of the Company listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of guarantees (the “Guarantees”) of an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) by one or more of the Subsidiary Guarantors, which Debt Securities and Guarantees may be issued from time to time pursuant to an Indenture, dated as of May 8, 2009 (the “Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Base Prospectus, the Indenture and resolutions adopted by the board of directors of the Company (the “Board”) and the directors, managers or sole member (as applicable, the “Specified Subsidiary Guarantor Governing Authority”), of each of the Subsidiary Guarantors identified on Schedule II hereto (collectively, the “Specified Subsidiary Guarantors”) relating to the Amendment, the Indenture and the issuance of the Guarantees by the Specified Subsidiary Guarantors, as applicable. We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, certificates, statements and records of the Company and the Specified Subsidiary Guarantors and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Guarantees covered by the Registration Statement will constitute valid and binding obligations of the Subsidiary Guarantors when:

(i) the Amendment shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to the Guarantees and the corresponding series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) all necessary corporate or limited liability company action shall have been taken by each applicable Subsidiary Guarantor to (a) authorize the execution, delivery and performance of a supplemental indenture to the Indenture establishing the form and terms of such Guarantees as contemplated by the Indenture and (b) authorize the form, terms, execution, delivery, performance, issuance and sale of the Guarantees as contemplated by the Registration Statement, the prospectus supplement relating to such Guarantees and corresponding series of Debt Securities and the Indenture;

(iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of the corresponding series of Debt Securities, as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and related Guarantees and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture, or the adoption of resolutions by the Board, establishing the form and terms of such series of Debt Securities as contemplated by the Indenture;

(v) a supplemental indenture establishing the form and terms of such Guarantees and corresponding series of Debt Securities shall have been duly authorized, executed and delivered by the Company, the applicable Subsidiary Guarantors and the Trustee in accordance with (a) the provisions of the Company’s and the applicable Subsidiary Guarantors’ organizational and governing documents, (b) resolutions of the Board and the board of directors, board of managers or sole member, as applicable, of each applicable Subsidiary Guarantor, or a duly authorized committee thereof, and (c) the Indenture (or, if applicable, in the case of the corresponding series of Debt Securities, the Board shall have duly adopted resolutions establishing the form and terms of the corresponding series of Debt Securities in accordance with (x) the provisions of the Company’s certificate of incorporation and bylaws and (y) the Indenture); and

(vi) (a) the instruments evidencing the series of Debt Securities and related Guarantees shall be in substantially the form filed as exhibits to the Registration Statement and shall have been duly authorized, executed and delivered by the Company and the applicable Subsidiary Guarantors, (b) the Debt Securities of that series shall have been authenticated by the Trustee and (c) the series of Debt Securities and related Guarantees shall have been duly issued, all in accordance with (w) the Company’s and the applicable Subsidiary Guarantors’ organizational and governing documents, (x) resolutions of the Board and the board of directors, board of managers or sole member, as applicable, of each applicable Subsidiary Guarantor, or a duly authorized committee thereof, (y) the Indenture and (z) the supplemental indenture establishing the form and terms of the Guarantees and corresponding series of Debt Securities (or, if applicable, in the case of the corresponding series of Debt Securities, resolutions of the Board establishing the form and terms of such series of Debt Securities); and the corresponding series of Debt Securities and the related Guarantees shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Guarantees and corresponding Debt Securities:

(a) all Guarantees and corresponding Debt Securities will be issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement relating thereto;

(b) the execution, delivery and performance by the Company and the Subsidiary Guarantors, as applicable, of such Guarantees and corresponding Debt Securities, the Indenture and any supplemental indenture establishing the form and terms of such Guarantees and corresponding series of Debt Securities will not (A) contravene or violate the Company’s or any Subsidiary Guarantor’s organizational or governing documents or any law, rule or regulation applicable to the Company or any Subsidiary Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor or any order, judgment or decree of any court or governmental authority applicable to the Company or any Subsidiary Guarantor, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(c) the authorization by the Company and each Specified Subsidiary Guarantor, as applicable, of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company or any Specified Subsidiary Guarantor as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents;

(d) the organizational and governing documents of the Company and the Specified Subsidiary Guarantors, and the resolutions of the Board and each Specified Subsidiary Guarantor Governing Authority, as currently in effect, will not have been modified or amended and will be in full force and effect;

(e) the Indenture will not have been modified or amended (other than by a supplemental indenture or duly adopted resolutions of the Board establishing the form or terms of the Debt Securities); and

(f) the form and terms of the Guarantees and the corresponding series of Debt Securities shall have been established by the Board and the applicable Specified Subsidiary Guarantor Governing Authorities, a duly authorized committee thereof or a duly authorized officer of the Company of the applicable Specified Subsidiary Guarantors acting pursuant to authority delegated to such officer by the Board or the Specified Subsidiary Guarantor Governing Authority, as applicable, or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, (A) the Company’s and each applicable Specified Subsidiary Guarantor’s organizational and governing documents, (B) resolutions of the Board or applicable Specified Subsidiary Guarantor Governing Authority, (C) the Indenture and (D) applicable law, and such terms will be accurately reflected in the instruments evidencing such Guarantees and corresponding series of Debt Securities and the supplemental indenture establishing the form and terms of such Guarantees and corresponding series of Debt Securities (or, if applicable, the resolutions, duly adopted by the Board, establishing the form and terms of the corresponding series of Debt Securities).

We have further assumed that the Guarantees and corresponding Debt Securities and any supplemental indenture establishing the form and terms thereof will be governed by and construed in accordance with the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption insofar as it relates to the Company or any Specified Subsidiary Guarantor and is expressly covered by our opinions set forth herein and (y) we make no assumption in clause (iii) insofar as it relates to any Subsidiary Guarantor (other than any Specified Subsidiary Guarantor) and is expressly covered by our opinions set forth herein.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the state of Delaware, the General Corporation Law of the State of California, the California Revised Uniform Limited Liability Company Act and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Amendment and to all references to our Firm included in or made a part of the Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Schedule I

Subsidiary Guarantors

AG Dallas LLC

AG South Carolina LLC

American Gypsum Company LLC

American Gypsum Marketing Company LLC

Audubon Materials LLC

Audubon Readymix LLC

CCP Cement Company

CCP Concrete/Aggregates LLC

CCP Gypsum LLC

CCP Land Company

CCP Leasing LLC

Centex Cement Corporation

Centex Materials LLC

CPCC Land Company LLC

CRS Atlantic LLC

CRS Blocker 1 Inc.

CRS Blocker 2 Inc.

CRS Blocker 3 Inc.

CRS Blocker 4 Inc.

CRS Holdco LLC

CRS Proppants LLC

Dunning Properties, L.L.C.

Eagle Cement Company LLC

Eagle Materials Aviation LLC

Eagle Materials IP LLC

Eagle Oil and Gas Proppants Holdings LLC

Eagle Oil and Gas Proppants LLC

Farming Solutions Holdings LLC

Farming Solutions LLC

Great Northern Sand LLC

Green Property Farms, LLC

Green Rose Investments, LLC

Hollis & Eastern Railroad Company LLC

IC Energy LLC

Illinois Cement Company LLC

Kansas City Aggregate LLC

Kansas City Fly Ash LLC

Kansas City Readymix LLC

Mathews Readymix LLC

MEV Land Trust LLC

Michigan Cement Company LLC

Minnesota Sand Company LLC

Mountain Cement Company

Mountain Land & Cattle Company LLC

Nevada Cement Company

Northern White Sand LLC

Republic Paperboard Company LLC

Rio Grande Drywall Supply Co.

Skyway Cement Company LLC

Texas Cement Company

TLCC GP LLC

TLCC LP LLC

Tulsa Cement LLC

Western Aggregates LLC

Western Cement Company of California

Wisconsin Cement Company

Schedule II

Specified Subsidiary Guarantors

AG Dallas LLC

AG South Carolina LLC

American Gypsum Company LLC

American Gypsum Marketing Company LLC

Audubon Materials LLC

Audubon Readymix LLC

CCP Concrete/Aggregates LLC

CCP Leasing LLC

Centex Materials LLC

CPCC Land Company LLC

CRS Blocker 1 Inc.

CRS Blocker 2 Inc.

CRS Blocker 3 Inc.

CRS Blocker 4 Inc.

CRS Holdco LLC

CRS Proppants LLC

Dunning Properties, L.L.C.

Eagle Cement Company LLC

Eagle Materials Aviation LLC

Eagle Materials IP LLC

Eagle Oil and Gas Proppants Holdings LLC

Eagle Oil and Gas Proppants LLC

Farming Solutions Holdings LLC

Farming Solutions LLC

Great Northern Sand LLC

Green Property Farms, LLC

Green Rose Investments, LLC

Hollis & Eastern Railroad Company LLC

IC Energy LLC

Illinois Cement Company LLC

Kansas City Aggregate LLC

Kansas City Fly Ash LLC

Kansas City Readymix LLC

Mathews Readymix LLC

MEV Land Trust LLC

Michigan Cement Company LLC

Minnesota Sand Company LLC

Mountain Land & Cattle Company LLC

Northern White Sand LLC

Republic Paperboard Company LLC

Skyway Cement Company LLC

TLCC GP LLC

TLCC LP LLC

Tulsa Cement LLC

Western Cement Company of California